SLM Student Loan Trust 2004-4
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$2,163,431,090.37	$(163,082,942.10)	$2,000,348,148.27
	ii	Interest to be Capitalized	19,287,918.74		17,490,202.39

	iii	Total Pool	$2,182,719,009.11		$2,017,838,350.66

	iv	Specified Reserve Account Balance	5,456,797.52		5,044,595.88

	v	Total Adjusted Pool	$2,188,175,806.63		$2,022,882,946.54

B	i	Weighted Average Coupon (WAC)	3.310%		3.346%
	ii	Weighted Average Remaining Term	119.69		117.31
	iii	Number of Loans	657,980		617,827
	iv	Number of Borrowers	324,433		306,971
	v	Aggregate Outstanding Principal Balance - T-Bill	$299,552,269		$273,696,494
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,883,166,740		$1,744,141,857

						% of		% of
	Notes			Spread	Balance 10/25/04	O/S Securities*	Balance 1/25/05	O/S Securities*
C	i	A-1 Notes	78442GLM6	-0.010%	$286,480,826.08	13.018%	$116,468,814.39	5.736%
	ii	A-2 Notes	78442GLN4	0.020%	752,000,000.00	34.172%	752,000,000.00	37.033%
	iii	A-3 Notes	78442GLP9	0.090%	405,000,000.00	18.404%	405,000,000.00	19.944%
	iv	A-4 Notes	78442GLQ7	0.130%	681,393,000.00	30.963%	681,393,000.00	33.555%
	v	B Notes	78442GLR5	0.380%	75,786,000.00	3.444%	75,786,000.00	3.732%

	vi	Total Notes			$2,200,659,826.08	100.000%	$2,030,647,814.39	100.000%

*Percentages may not total 100% due to rounding.

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$5,456,797.52	$5,044,595.88
	iv	Reserve Account Floor Balance ($)	$2,501,168.00	$2,501,168.00
	v	Current Reserve Acct Balance ($)	$5,456,797.52	$5,044,595.88

	Asset/Liability		10/25/2004	1/25/2005
E	i	Total Adjusted Pool	$2,188,175,806.63	$2,022,882,946.54
	ii	Total Outstanding Balance Notes	$2,200,659,826.08	$2,030,647,814.39
	iii	Difference	$(12,484,019.45)	$(7,764,867.85)
	iv	Parity Ratio	0.99433	0.99618

II. 2004-4 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$159,061,795.60
	ii	Principal Collections from Guarantor	11,168,921.00
	iii	Principal Reimbursements	532,639.42
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$170,763,356.02

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$117,632.85
	ii	Capitalized Interest	(7,798,046.77)

	iii	Total Non-Cash Principal Activity	$(7,680,413.92)

C	Total Student Loan Principal Activity		$163,082,942.10

D	Student Loan Interest Activity
	i	Regular Interest Collections	$7,219,439.21
	ii	Interest Claims Received from Guarantors	313,206.93
	iii	Collection Fees/Returned Items	80,509.93
	iv	Late Fee Reimbursements	338,119.89
	v	Interest Reimbursements	84,029.16
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,090,016.46
	viii	Subsidy Payments	3,916,232.83

	ix	Total Interest Collections	$15,041,554.41

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,483.23
	ii	Capitalized Interest	7,798,046.77

	iii	Total Non-Cash Interest Adjustments	$7,801,530.00

F	Total Student Loan Interest Activity		$22,843,084.41

G	Non-Reimbursable Losses During Collection Period		$101,461.53

H	Cumulative Non-Reimbursable Losses to Date		$102,395.51

III. 2004-4 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$39,810,565.12
	ii	Consolidation Principal Payments	130,420,151.48
	iii	Reimbursements by Seller	33,653.74
	iv	Borrower Benefits Reimbursements	113,301.31
	v	Reimbursements by Servicer	(198.01)
	vi	Re-purchased Principal	385,882.38

	vii	Total Principal Collections	$170,763,356.02

B	Interest Collections
	i	Interest Payments Received	$13,461,724.05
	ii	Consolidation Interest Payments	1,077,171.38
	iii	Reimbursements by Seller	445.72
	iv	Borrower Benefits Reimbursements	25,485.44
	v	Reimbursements by Servicer	53,662.02
	vi	Re-purchased Interest	4,435.98
	vii	Collection Fees/Return Items	80,509.93
	viii	Late Fees	338,119.89

	ix	Total Interest Collections	$15,041,554.41

C	Other Reimbursements		$65,778.60

D	Reserves in Excess of the Requirement		$412,201.64

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$737,370.22

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$187,020,260.89

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(3,212,397.20)

J	NET AVAILABLE FUNDS		$183,807,863.69

K	Servicing Fees Due for Current Period		$1,541,409.36

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,561,409.36

IV. 2004-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	2.770%	2.770%	166,629	144,704	25.324%	23.421%	$621,900,062.22	$547,391,001.91	28.746%	27.365%

Grace
Current	2.770%	2.771%	64,745	37,255	9.840%	6.030%	$249,617,694.54	$124,304,063.97	11.538%	6.214%

TOTAL INTERIM	2.770%	2.770%	231,374	181,959	35.164%	29.451%	$871,517,756.76	$671,695,065.88	40.284%	33.579%
REPAYMENT
Active
Current	3.795%	3.749%	231,297	234,818	35.153%	38.007%	$710,137,361.29	$735,994,163.21	32.825%	36.793%
31-60 Days Delinquent	3.711%	3.706%	21,216	24,093	3.224%	3.900%	60,276,950.60	72,019,955.82	2.786%	3.600%
61-90 Days Delinquent	3.583%	3.689%	21,544	15,548	3.274%	2.517%	57,395,035.94	43,503,478.40	2.653%	2.175%
91-120 Days Delinquent	3.678%	3.700%	10,003	9,968	1.520%	1.613%	26,482,180.52	26,831,786.29	1.224%	1.341%
> 120 Days Delinquent	3.767%	3.662%	33,781	36,314	5.134%	5.878%	90,776,449.79	92,054,219.90	4.196%	4.602%

Deferment
Current	3.032%	3.001%	51,799	54,036	7.872%	8.746%	157,760,988.39	162,631,490.22	7.292%	8.130%

Forbearance
Current	3.729%	3.681%	55,761	55,285	8.475%	8.948%	185,625,811.23	178,860,487.72	8.580%	8.941%

TOTAL REPAYMENT	3.674%	3.635%	425,401	430,062	64.653%	69.609%	$1,288,454,777.76	$1,311,895,581.56	59.556%	65.583%
Claims in Process (1)	3.817%	3.796%	1,205	5,806	0.183%	0.940%	$3,458,555.85	$16,757,500.83	0.160%	0.838%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	3.310%	3.346%	657,980	617,827	100.000%	100.000%	$2,163,431,090.37	$2,000,348,148.27	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.236%	350,926	$932,780,710.78	46.631%
- GSL - Unsubsidized	3.092%	218,146	754,944,520.04	37.741%
- PLUS Loans	4.239%	46,280	303,040,267.01	15.149%
- SLS Loans	5.456%	2,475	9,582,650.44	0.479%

- Total	3.346%	617,827	$2,000,348,148.27	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.327%	455,882	$1,626,413,684.62	81.307%
-Two Year	3.398%	115,947	264,346,760.04	13.215%
-Technical	3.509%	45,992	109,577,778.02	5.478%
-Other	4.267%	6	9,925.59	0.000%

- Total	3.346%	617,827	$2,000,348,148.27	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-4 Interest Accruals

A	Borrower Interest Accrued During Collection Period			$13,977,128.90
B	Interest Subsidy Payments Accrued During Collection Period			3,399,850.75
C	SAP Payments Accrued During Collection Period			5,200,704.63
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)			737,370.22
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$23,315,054.50
G	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$595,000,000.00

	ii	Libor (Interpolated first period)		2.10000%
	iii	Cap %		6.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

VII. 2004-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.005341111	10/25/04 — 1/25/05	2.09000%

B	Class A-2 Interest Rate	0.005417778	10/25/04 — 1/25/05	2.12000%

C	Class A-3 Interest Rate	0.005596667	10/25/04 — 1/25/05	2.19000%

D	Class A-4 Interest Rate	0.005698889	10/25/04 — 1/25/05	2.23000%

E	Class B Interest Rate	0.006337778	10/25/04 — 1/25/05	2.48000%

VIII. 2004-4 Inputs From Previous Quarter 9/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,163,431,090.37
	ii	Interest To Be Capitalized	19,287,918.74

	iii	Total Pool	$2,182,719,009.11
	iv	Specified Reserve Account Balance	5,456,797.52

	v	Total Adjusted Pool	$2,188,175,806.63

B	Total Note and Certificate Factor		0.8711417
C	Total Note Balance		$2,200,659,826.08

D	Note Balance 10/25/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.4681059	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$286,480,826.08	$752,000,000.00	$405,000,000.00	$681,393,000.00	$75,786,000.00
E	Note Principal Shortfall		$12,484,019.45	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$5,456,797.52
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$183,807,863.69	$183,807,863.69

B	Primary Servicing Fees-Current Month		$1,541,409.36	$182,266,454.33

C	Administration Fee		$20,000.00	$182,246,454.33

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$1,530,125.92	$180,716,328.41
	ii	Class A-2	$4,074,168.89	$176,642,159.52
	iii	Class A-3	$2,266,650.00	$174,375,509.52
	iv	Class A-4	$3,883,183.00	$170,492,326.52
	v	Class B	$480,314.83	$170,012,011.69

	vi	Total Noteholder’s Interest Distribution	$12,234,442.64

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$170,012,011.69	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class B	$0.00	$0.00

	vi	Total Noteholder’s Principal Distribution	$170,012,011.69

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificate Holder		$0.00	$0.00

X. 2004-4 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due			$1,530,125.92	$4,074,168.89	$2,266,650.00	$3,883,183.00	$480,314.83
	ii	Quarterly Interest Paid			1,530,125.92	4,074,168.89	2,266,650.00	3,883,183.00	480,314.83

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$177,776,879.54	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			170,012,011.69	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$7,764,867.85	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$171,542,137.61	$4,074,168.89	$2,266,650.00	$3,883,183.00	$480,314.83

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/31/04			$2,200,659,826.08
	ii	Adjusted Pool Balance 12/31/04			2,022,882,946.54

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$177,776,879.54

	iv	Adjusted Pool Balance 9/30/04			$2,188,175,806.63
	v	Adjusted Pool Balance 12/31/04			2,022,882,946.54

	vi	Current Principal Due (iv-v)			$165,292,860.09
	vii	Principal Shortfall from Previous Collection Period			12,484,019.45

	viii	Principal Distribution Amount (vi + vii)			$177,776,879.54

	ix	Principal Distribution Amount Paid			$170,012,011.69

	x	Principal Shortfall (viii - ix)			$7,764,867.85

C		Total Principal Distribution			$170,012,011.69
D		Total Interest Distribution			12,234,442.64

E		Total Cash Distributions			$182,246,454.33

F	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GLM6	$286,480,826.08	$116,468,814.39
		A-1 Note Pool Factor		0.4681059	0.1903085

	ii	A-2 Note Balance	78442GLN4	$752,000,000.00	$752,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GLP9	$405,000,000.00	$405,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLQ7	$681,393,000.00	$681,393,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	B Note Balance	78442GLR5	$75,786,000.00	$75,786,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$5,456,797.52
	ii	Deposits to correct Shortfall			$—
	iii	Total Reserve Account Balance Available			$5,456,797.52
	iv	Required Reserve Account Balance			$5,044,595.88

	v	Shortfall Carried to Next Period			$—
	vi	Excess Reserve - Release to Collection Account			$412,201.64
	vii	Ending Reserve Account Balance			$5,044,595.88

XI. 2004-4 Historical Pool Information

			10/1/04-12/31/04	7/1/04-9/30/04	04/19/04-06/30/04
Beginning Student Loan Portfolio Balance			$2,163,431,090.37	$2,430,732,572.60	$2,481,550,006.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$159,061,795.60	$269,469,421.79	$55,713,051.45
	ii	Principal Collections from Guarantor	11,168,921.00	2,056,334.08	453,335.98
	iii	Principal Reimbursements	532,639.42	584,719.56	1,689,720.67
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$170,763,356.02	$272,110,475.43	$57,856,108.10
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$117,632.85	$68,438.37	$85,931.19
	ii	Capitalized Interest	(7,798,046.77)	(4,877,431.57)	(7,124,605.25)

	iii	Total Non-Cash Principal Activity	$(7,680,413.92)	$(4,808,993.20)	$(7,038,674.06)

(-)	Total Student Loan Principal Activity		$163,082,942.10	$267,301,482.23	$50,817,434.04

	Student Loan Interest Activity
	i	Regular Interest Collections	$7,219,439.21	$8,301,635.51	$3,951.48
	ii	Interest Claims Received from Guarantors	313,206.93	32,960.20	33,499.33
	iii	Collection Fees/Returned Items	80,509.93	73,699.19	243,909.24
	iv	Late Fee Reimbursements	338,119.89	385,105.93	122,366.96
	v	Interest Reimbursements	84,029.16	25,961.28	—
	vi	Other System Adjustments	—	—	—
	vii	Special Allowance Payments	3,090,016.46	640,391.80	—
	viii	Subsidy Payments	3,916,232.83	3,804,370.50	7,074,461.48

	ix	Total Interest Collections	$15,041,554.41	$13,264,124.41	$7,478,188.49

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,483.23	($7,248.45)	$7,124,605.25
	ii	Capitalized Interest	7,798,046.77	4,877,431.57	7,118,347.20

	iii	Total Non-Cash Interest Adjustments	$7,801,530.00	$4,870,183.12	$14,242,952.45

	Total Student Loan Interest Activity		$22,843,084.41	$18,134,307.53	$21,721,140.94
(=)	Ending Student Loan Portfolio Balance		$2,000,348,148.27	$2,163,431,090.37	$2,430,732,572.60
(+)	Interest to be Capitalized		$17,490,202.39	$19,287,918.74	$18,066,815.13

(=)	TOTAL POOL		$2,017,838,350.66	$2,182,719,009.11	$2,448,799,387.73

(+)	Reserve Account Balance		$5,044,595.88	$5,456,797.52	$6,121,998.47

(=)	Total Adjusted Pool		$2,022,882,946.54	$2,188,175,806.63	$2,454,921,386.20

XII. 2004-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-04	$2,448,799,388	5.75%

Oct-04	$2,182,719,009	21.01%

Jan-05	$2,017,838,351	21.58%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.